EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made as of December 12, 2005, by and between ARADYME CORPORATION, a Delaware corporation (the "Company"), and SCOTT A. MAYFIELD (the "Executive").

                                    Recitals

         WHEREAS, the parties are entering into this Agreement in order to set forth the terms and conditions under which the Executive shall be employed by the Company;

         WHEREAS, the Executive has and will acquire during the term of his employment significant knowledge and experience in the Company's business and intimate knowledge of its customers, processes, trade secrets, and/or other business information, and the Company needs to protect its commercial goodwill and other assets; and

         WHEREAS, the parties acknowledge that this Agreement completely supersedes the Executive Employment Agreement between the parties dated February 11, 2005 (the "Previous Agreement"), which is terminated as of the date of this Agreement, and that it is necessary and in the best interests of the parties to supersede and terminate the Previous Agreement for the short- and long-term health and survival of the Company.

                                    Agreement

         NOW THEREFORE, in consideration of the foregoing, the agreements set forth below, the parties' desire to preserve the value inherent in the Company for their mutual benefit, and for other valuable consideration (the receipt of which the Executive hereby acknowledges), the Executive, intending to be legally bound hereby, agrees with the Company as follows:

         1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment on the terms and conditions set forth herein.

         2. At-Will Employment. Executive shall be employed on an at-will basis and may be terminated with or without cause subject to the provisions of sections 6 and 7 herein.

         3. Position. During the Executive's employment with Company, the Executive shall serve as Chief Financial Officer of the Company. The Executive shall perform those duties generally required of persons in the position of Chief Financial Officer, as well as such other duties, not inconsistent with this Agreement, as the Chief Executive Officer may from time to time direct. The Executive shall report and be responsible to the Chief Executive Officer.

         4. Scope of Services. The Executive agrees to devote the Executive's business time, attention, skills, and best efforts to the performance of the Executive's duties hereunder and shall not, during the Executive's employment by the Company, without the prior written approval of the Company's Board of Directors (the "Board"), be employed by or otherwise engaged in any other business activity requiring any of the Executive's time.

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         5. Salary, Compensation, and Benefits.

                  5.1 Base Salary. During the Executive's employment, the Company agrees to pay, and the Executive agrees to accept, as the Executive's salary for all services to be rendered by the Executive hereunder, a salary at an annual rate of $120,000 ("Base Salary"), payable at the same time that the Company pays its employees generally. The Base Salary is subject to periodic increases in the sole discretion of the Board.

                  5.2 Incentives, Savings, and Retirement Plans. The Executive shall be entitled to participate in all incentive, savings, and retirement plans, policies, and programs made available by the Company to executive-level employees generally ("Plans").

                  5.3 Fringe Benefits. During the Executive's employment with the Company, the Executive shall be entitled to the benefits of such group medical, travel and accident, short- and long-term disability, and term life insurance, if any, as the Company shall make generally available from time to time to executive-level employees.

                  5.4 Reimbursement. The Company shall reimburse the Executive (or, in the Company's sole discretion, shall pay directly), upon presentation of vouchers and other supporting documentation as the Company may reasonably require, for reasonable out-of-pocket expenses incurred by the Executive relating to the business or affairs of the Company or the performance of the Executive's duties hereunder, including reasonable expenses respecting entertainment, travel, and similar items, provided that Executive shall have complied with the Company's regular reimbursement procedures and practices generally applicable from time to time to the Company's executive-level employees.

                  5.5 Paid Time Off. In addition to statutory holidays, the Executive shall be entitled to 25 days paid time off each calendar year during the Executive's employment, accruing ratably each month, to be taken in accordance with the procedures and practices generally applicable from time to time to the Company's executive-level employees.

                  5.6 Withholding. The Company may withhold from the Executive's compensation all applicable amounts required by law.

         6. Termination by the Company. The following provisions shall govern the termination of the Executive's employment by the Company during the term of this Agreement:

                  6.1 Termination by the Company for Cause. The Company shall have the right to terminate this Agreement "For Cause" (as such term is hereinafter defined), effective upon notice of termination to the Executive. As used herein, the term "For Cause" shall mean and be limited to: (a) any felony conviction, (b) willful misconduct or gross negligence in connection with the performance of the Executive's duties, responsibilities, agreements, and covenants hereunder, which shall continue for a period of 30 days after the receipt of notice from the Company, (c) refusal to comply with reasonable rules, regulations, policies, directions, and restrictions as may be established from time to time by the Board, whereby such refusal continues for 30 days after the receipt of notice from the Company, (d) any material breach by Executive of this Agreement; (e) the actual or attempted appropriation of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company without the Company's prior written consent; (f) the actual or attempted misappropriation of any of the Company's funds or property; or (g) repeated abuse

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         (following at least one written warning from the Company) of alcohol or other controlled substances or any illegal use of narcotics or other controlled substances. In the event the Executive's employment is terminated in accordance with this section 6.1, the Company shall pay to the Executive all amounts accrued through the Termination Date, any unreimbursed expenses incurred pursuant to section 5.4 of this Agreement, and any other benefits specifically provided to the Executive under any Plan.

                  6.2 Termination upon Death or Disability of the Executive. This Agreement shall terminate immediately upon the Executive's death or upon the disability of the Executive. In the event the Executive's employment is terminated in accordance with this section 6.2, the Company shall pay to the estate of the Executive or to the Executive, as appropriate, all amounts accrued through the Termination Date, any unreimbursed expenses incurred pursuant to section 5.4 of this Agreement, and any other benefits specifically provided to the Executive under any Plan.

                  6.3 Other Termination. In the event of any termination of this Agreement by the Company other than in accordance with section 6.1 or 6.2, the Company shall provide to the Executive the Full Termination Compensation as provided in section 13.3, provided that Executive executes a full general release, in a form acceptable to the Company, releasing all claims, known or unknown, that Executive may have against the Company and any subsidiary or related entity, their officers, directors, executives, and agents, arising out of or any way related to Executive's employment or termination of employment with the Company.

         7. Termination by the Executive. The following provisions shall govern the termination of the Executive's employment by the Executive during the term of this Agreement:

                  7.1 Termination upon Change of Control. Notwithstanding any provision of this Agreement to the contrary, Executive may terminate this Agreement by providing written notice of such termination to the Company within 30 days after the occurrence of any of the following events:

                           (a) the sale, lease, exchange, or other transfer in
                  one transaction or a series of transactions of all or substantially all of the assets of the Company to a single purchaser that is not a wholly-owned subsidiary of the Company or to a group of associated purchasers;

                           (b) the sale, lease, exchange, or other disposition
                  to a single Person or group of Persons under common control in one transaction or a series of related transactions resulting in such Person or Persons owning, directly or indirectly, greater than 50% of the combined voting power of the outstanding voting equity securities;

                           (c) as a result of a merger, consolidation, sale of
                  all or substantially all of the assets of the Company, a contested election, or any combination of the foregoing, the Persons that were managers of the Company immediately prior thereto shall cease to constitute a majority of the Board of the Company or any successor to the Company;

                           (d) the decision by the Company to terminate its
                  business and liquidate its assets;

                           (e) the merger or consolidation of the Company in a
                  transaction in which the members of the Company immediately prior to such merger or consolidation receive less than 50% of the outstanding voting equity securities of the new or continuing corporation; or

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                           (f) a person (within the meaning of Section 3(a)(9)
                  or Section 13(d)(3), as in effect on the date hereof, of the Securities Exchange Act of 1934 (the "Exchange Act") shall become the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act as in effect on the date hereof) of 50% or more of the outstanding voting securities of the Company.

         If, as a result of one of the foregoing events, the Company is not the surviving entity, and subject to the rights of Executive to terminate the Agreement as set forth above, the provisions of this Agreement shall inure to the benefit of and be binding upon the surviving or resulting entity. If as a result of the merger, consolidation, transfer of assets, or other event listed above, the duties of Executive are increased, then the compensation of Executive provided for by this Agreement shall be reasonably adjusted upward to compensate for the additional duties and responsibilities assumed. In the event that the Executive's employment is terminated by the Executive as provided in this section 7.1, the Company shall provide to the Executive the Full Termination Compensation as provided in section 13.3, provided that Executive executes a full general release, in a form acceptable to the Company, releasing all claims, known or unknown, that Executive may have against the Company and any subsidiary or related entity, their officers, directors, executives, and agents, arising out of or any way related to Executive's employment or termination of employment with the Company.

                  7.2 Termination for Cause. The Executive shall have the right to terminate this Agreement in the event of (a) the Company's intentional breach of any covenant or term of this Agreement, but only if the Company fails to cure such breach within 20 days following the receipt of notice by Executive setting forth the conditions giving rise to such breach; (b) an assignment to the Executive of any duties inconsistent with, or a significant change in the nature or scope of, the Executive's authorities or duties from those authorities and duties held by the Executive as of the date hereof and as increased from time to time; (c) the Company assigns Executive to perform his regular services to a location more than 25 miles from the then-current location to which Executive does not wish to relocate; or (d) the failure by the Company to obtain the assumption of the commitment to perform this Agreement by any successor corporation. In the event that the Executive's employment is terminated by the Executive as provided in this section 7.2, the Company shall provide to the Executive the Full Termination Compensation as provided in section 13.3, provided that Executive executes a full general release, in a form acceptable to the Company, releasing all claims, known or unknown, that Executive may have against the Company and any subsidiary or related entity, their officers, directors, executives, and agents, arising out of or any way related to Executive's employment or termination of employment with the Company.

                  7.3 Other Termination. In the event of any termination of this Agreement by the Executive other than in accordance with section 7.1 or 7.2, the Company shall pay to the Executive all amounts accrued through the Termination Date, any unreimbursed expenses incurred pursuant to section 5.4 of this Agreement, and any other benefits specifically provided to the Executive under any Plan.

         8. Resignation upon Termination. The termination of this Agreement for any reason shall also constitute the automatic resignation by the Executive from all positions held in the Company or an affiliate of the Company, including any position as a manager, director, officer, agent, trustee, or consultant of the Company or any affiliate of the Company. Upon the request of the Company, the Executive shall deliver to the Company such written confirmation of such resignation as the Company may reasonably request.

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         9. Noncompetition. While the Executive is an employee of the Company and for a period ending one year following the Termination Date (the "Noncompetition Period"), the Executive agrees that Executive will not, singly, jointly, or as a partner, member, employee, agent, officer, director, stockholder (except as a holder, for investment purposes only, of not more than 1% of the outstanding stock of any company listed on a national securities exchange or actively traded in a national over-the-counter market), equity holder, lender, consultant, independent contractor, or joint venturer of any other Person, or in any other capacity, directly or beneficially, own, manage, operate, join, control, participate in the ownership, management, operation or control of, permit the use of his name by, work for, provide consulting, financial or other assistance to, or be connected in any manner with a Competing Business (as hereinafter defined) anywhere in the Protected Territory (as hereinafter defined), without the prior written approval of the Board.

         10. Nonsolicitation. During the Noncompetition Period, the Executive agrees that Executive shall not: (a) employ, retain, engage (as an employee, consultant, or independent contractor), or induce, or attempt to induce to be employed, retained, or engaged, any Person that is or was during the Noncompetition Period an employee, consultant, or independent contractor of the Company; (b) induce or attempt to induce any Person that during the Noncompetition Period as an employee, consultant, or independent contractor of the Company to terminate his or her employment or other relationship with the Company; or (c) induce or attempt to induce any Person that is a customer of the Company or that otherwise is a contracting party with the Company during the Noncompetition Period to terminate any written or oral agreement, understanding, or other relationship with the Company.

         11. Executive's Representations and Warranties. The Executive represents and warrants that the Executive is not a party to any other significant employment, noncompetition, or other agreement or restriction that could interfere with the Executive's employment with the Company or the Executive's or the Company's rights and obligations hereunder, without the prior written approval of the Board, and that the Executive's acceptance of employment with the Company and the performance of the Executive's duties hereunder will not breach the provisions of any contract, agreement, or understanding to which the Executive is party or any duty owed by the Executive to any other Person.

         12. Indemnification. The Company shall indemnify the Executive and hold the Executive harmless from liability for acts or decisions made by the Executive while performing services for the Company to the greatest extent permitted by applicable law. The Company shall use its best efforts to obtain coverage for the Executive under any insurance policy now in force or hereafter obtained during the term of this Agreement insuring officers and directors of the Company against such liability. The Executive agrees to indemnify and to hold the Company harmless from any and all damages, losses, claims, liabilities, costs, or expenses arising from the Executive's acts or omissions in violation of his duties under this Agreement that constitute fraud, gross negligence, or willful and knowing violations of the terms of this Agreement.

         13. Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings hereby assigned to them as follows:

                  13.1 "Competing Business." Competing Business shall mean any one or more of the following: (a) any business that engages in providing database services, including data migration; (b) any other business in which the Company engages on or before the Termination Date; or (c) any other business in which the Company develops an intention to engage on or before the Termination Date and for which the Company prepared an existing business plan or study on or before the Termination Date or for which the Company commissioned a business plan or study on or before the Termination Date.

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

                  13.2 "Disability." The Executive shall be deemed to have a disability for purposes of this Agreement either (a) if the Executive is deemed disabled for purposes of any group or individual disability policy paid for by the Company and at the time in effect, or (b) if, in the good faith judgment of the Board, the Executive is substantially unable to perform the Executive's duties under this Agreement for more than 90 days, whether or not consecutive, in any 12-month period, by reason of a physical or mental illness or injury.

                  13.3 "Full Termination Compensation." Full Term Compensation shall mean:

                           (a) all amounts accrued to Executive through the
                  Termination Date, any unreimbursed expenses incurred pursuant to section 5.4 of this Agreement, and any other benefits specifically provided to the Executive under any Plan;

                           (b) an amount equal to six months initial Base
                  Salary, as provided in section 5.1; payable in a lump sum, or over the period of six months on regular payroll periods, at the sole election of the Executive;

                           (c) the accelerated vesting of all options granted to
                  Executive under the Company's stock option plans that, as of the date of the Executive's termination or resignation, remain unvested; and

                           (d) the continuation, at the Company's expense, of
                  group medical coverage under the same terms as in effect at the Termination Date, or cash payout of the cost of equivalent group medical coverage, at Executive's sole option, for six months past the Termination Date or until the Executive obtains alternate health insurance coverage, in addition to any health insurance continuation obligation under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

         Notwithstanding any other provision of the Agreement, if it is determined that the amounts payable to Executive as Full Termination Compensation, when considered together with any other amounts payable to Executive, cause such payments to be treated as excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, the Company shall reduce the amount payable to Executive in Full Termination Compensation (to the least extent possible) to an amount that will not subject Executive to the imposition of tax under Section 4999 of the Internal Revenue Code.

                  13.4 "Person." The term "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency, or political subdivision thereof.

                  13.5 "Protected Territory." Protected Territory shall mean the United States of America and Canada.

                  13.6 "Termination Date." Termination Date shall mean the date the Executive ceases to be employed by the Company.

         14. Waivers and Amendments. The respective rights and obligations of the Company and the Executive under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only with the written consent of a duly authorized representative of the Company and the Executive.

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         15. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the Company's successors and assigns.

         16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subjects hereof and supersedes in their entirety all other or prior agreements, whether oral or written, with respect thereto.

         17. Notices. All demands, notices, requests, consents, and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service), or deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

         If to the Company, addressed to:

                  Aradyme Corporation
                  1255 North Research Way, Building Q
                  Orem, Utah  84097
                  Telephone: (801) 705-5000
                  Facsimile: (801) 705-5001

         with a copy to:

                  Kruse Landa Maycock & Ricks, LLC
                  50 West Broadway, Suite 800
                  Salt Lake City, Utah  84101
                  Telephone: (801) 531-7090
                  Facsimile: (801) 531-7091

         If to the Executive, to the current address listed in the Company's regular payroll records.

Notices shall be deemed given upon the earlier to occur of (a) receipt by the party to whom such notice is directed; (b) if sent by facsimile machine, on the day (other than a Saturday, Sunday, or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Mountain Time and, if sent after 5:00 p.m. Mountain Time, on the day (other than a Saturday, Sunday, or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (c) on the first business day (other than a Saturday, Sunday, or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (d) the fifth day (other than a Saturday, Sunday, or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith, may specify a different address for the giving of any notice hereunder.

         18. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of Utah (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

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         19. Consent to Jurisdiction and Venue.

                  19.1 Jurisdiction. Each of the parties hereto hereby consents to the jurisdiction of all state and federal courts located in Salt Lake City, Utah, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action, or other proceeding arising out of, or in connection with, this Agreement or any of the transactions contemplated hereby, including any proceeding relating to ancillary measures in aid of arbitration, provisional remedies, and interim relief, or any proceeding to enforce any arbitral decision or award. Each party hereby expressly waives any and all rights to bring any suit, action, or other proceeding in or before any court or tribunal other than the courts described above and covenants that it shall not seek in any manner to resolve any dispute other than as set forth in this section, or to challenge or set aside any decision, award, or judgment obtained in accordance with the provisions hereof.

                  19.2 Venue. Each of the parties hereto hereby expressly waives any and all objections it may have to venue, including the inconvenience of such forum, in any of such courts. In addition, each party consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with this Agreement.

         20. Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions or other equitable relief to restrain, enjoin, and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to, and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity. The Company and the Executive agree that the covenants set forth in this Agreement shall be enforced to the fullest extent permitted by law. Accordingly if, in any judicial proceedings, a court shall determine that such covenant is unenforceable for any reason, including because it covers too extensive a geographical area or survives too long a period of time, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum period of time, if applicable, and/or shall otherwise be deemed to be limited in such manner as will permit enforceability by such court. In the event that any one or more of such covenants shall, either by itself or together with other covenants, be adjudged to go beyond what is reasonable in all the circumstances for the protection of the interests of the Company and its equity holders, but would be adjudged reasonable if any particular covenant or covenants or parts thereof were deleted, restricted, or limited in a particular manner, then the said covenants shall apply with such deletions, restrictions, or limitations, as the case may be. The Company and the Executive further agree that the covenants set forth in this Agreement are reasonable in all circumstances for the protection of the legitimate interests of the Company and its equity holders.

         21. Waiver of Jury Trial. Each of the parties hereto hereby voluntarily and irrevocably waives trial by jury in any action or other proceeding brought in connection with this Agreement or any of the transactions contemplated hereby.

         22. Survival. The provisions of sections 9, 10, 12, 18, 20, and 21 shall survive any termination of this Agreement.

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         23. Severability; Titles and Subtitles; Gender; Singular and Plural;
Counterparts; Facsimile.

                  23.1 Headings. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  23.2 Mutual Terms. The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), whenever appropriate.

                  23.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument. Counterpart signatures of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above specified.

COMPANY:                                      EXECUTIVE:
-------                                       ---------

ARADYME CORPORATION


By:  /s/ James R. Spencer                       /s/ Scott A. Mayfield
    ---------------------------------         ----------------------------------
Name:  James R. Spencer                       Scott A. Mayfield
Title:  Chief Executive Officer

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